UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2026

Gyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12770 High Bluff Drive Suite 150 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 567-7770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GYRE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 10, 2026, a representative of Gyre Therapeutics, Inc. (the “Company”) presented the following information at an investor conference:
1.	Based upon patient population data, the Company believes there is the potential for ~$400-600 million in revenues within 5 years for liver fibrosis with Hydronidone (“F351”).

2.	The Company expects ETUARY® for lung fibrosis to sustain at ~$100 million if no competitor markets a generic drug in the near-term.

3.
The Company sees the potential for 20% - 25% net margins for commercial products and, provided that no tax policy changes occur, favorable tax deductibility on research and development (“R&D”) expenditures in the Company’s Beijing campus and Cullgen Inc.’s (“Cullgen”) Shanghai campus.

4.
The Company believes there is upside potential for F351 with respect to (a) the potential off-label Metabolic Dysfunction-Associated Steatohepatitis (“MASH”) use by hepatologists upon Chronic Hepatitis B / fibrosis approval with data showing ~40% MASH mix in Hepatitis B Virus practices, and (b) the potential for continued expansion through rheumatology disease with lung fibrosis label.

5.
30-40% of the Company’s current lung fibrosis revenue is derived from rheumatoid diseases (RA, lupus, Scleroderma, dermatomyositis) as these patients manifest lung fibrosis as a downstream complication. The Company expects this mix to sustain or grow, consistent with how the drug has penetrated the rheumatoid channel organically.

6.
Cullgen’s Australian cohort validated safety at 400mg (one-third of the maximum tolerated dose) for Cullgen’s TRK degrader (“CG001419”). Cullgen’s United States Phase 2 pain trial for CG001419 is now enrolling at doses expected to show ~95% TRK degradation.

7.
The Company framed the short-course dosing of CG001419 as explicit engineering around NGF-class joint toxicity, where the durable pathway blockade was a potential liability for NGF inhibitors as compared to the TRK suppression of CG001419.

8.	Cullgen has seen the potency of its degrader antibody conjugates (“DAC”) to be ~10 - 100 times versus a standalone degrader, observed by in vitro and in animal models.

9.
Approximately one-half of Cullgen’s R&D headcount is currently allocated to DAC conjugation. Cullgen expects its degrader library depth (picomolar DC50 compounds in hand across multiple targets including GSPT-1) to position it to conjugate without external licensing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: potential future revenues, net margins, and tax deductions for F351 and ETUARY®; potential off-label use and indication expansion; anticipated development timelines and potential efficacy for CG001419; and potential future licensing opportunities. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, its clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. The Company may not actually achieve the forecasts disclosed in its forward-looking statements, and you should not place undue reliance on forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as supplemented by its Quarterly Reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither the Company, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GYRE THERAPEUTICS, INC.

Date: March 12, 2026	By:	/s/ Ping Zhang
	Name:	Ping Zhang
	Title:	Executive Chairman and Interim Chief Executive Officer